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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Annual Report on Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (Registration Nos. 33-84944, 333-45062, 333-45064 and 333-45066), previously filed Registration
Statements on Form S-3 (Registration Nos. 333-00097, 333-08573, 333-32471,
333-52197, 333-80063, 333-17421, 33-85018, 33-42988, 33-76226, 33-76224), and
previously filed Registration Statements on Form S-4 (Registration Nos. 333-31979 and 333-32805, 333-63981, 333-60103, 333-14109).

ARTHUR ANDERSEN LLP

Houston, Texas
March 12, 2002